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                                                 Filed Pursuant to Rule 424(a)
                                                 Registration No. 333-63752-04

               SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2001-C2
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2001-C2


Supplement dated December 21, 2001, to Prospectus Supplement dated December 18, 2001


Notwithstanding the information set forth in the table under "Method of Distribution" in the above-referenced prospectus supplement (the "Prospectus Supplement"), neither J.P. Morgan Securities Inc. nor First Union Securities, Inc. is obligated to purchase the class B certificates.